EXHIBIT 99.2

SIRIUS XM Radio Provides Merger Update

Increased Estimate of Net Synergies to $425 Million in 2009

Provides Further Details on Synergies Estimates

Updates on 2008 – 2009 Financial Guidance

“Best of Both” to Launch October 6, 2008

NEW YORK – September 9, 2008 – SIRIUS XM Radio (NASDAQ: SIRI) today provided an update on the company’s guidance, a detailed breakdown of expected 2009 synergies, and an outline of the company’s new “Best of Both” programming options.

The guidance and information was outlined today at the 2008 Merrill Lynch Media Fall Preview Conference in Marina del Rey, CA. An audiocast of today’s presentation by SIRIUS XM at the conference is available at the investor relations section of the company’s website, www.sirius.com. The audiocast will continue to be available until 5:00 pm, ET, on Tuesday, September 16, 2008.

The company provided the following new guidance for 2008 and 2009:

Subscribers

•	The company expects to end 2008 with approximately 19.5 million subscribers and to end 2009 with approximately 21.5 million subscribers.

Revenue

•	SIRIUS XM expects to post pro forma revenue of approximately $2.4 billion in 2008 and to post revenue of approximately $2.7 billion in 2009.

Adjusted EBITDA

•

SIRIUS XM expects a pro forma adjusted EBITDA loss of approximately $350 million in 2008 and reiterated its previously stated financial guidance of approximately $300 million in positive adjusted EBITDA for 2009. Adjusted EBITDA is net income / (loss) before interest and investment income, interest expense (net of amounts capitalized), depreciation expense, and non-cash stock compensation expense.

Synergies

•	SIRIUS XM announced it is increasing its estimate of net synergies to $425 million in 2009.

•

The Company also provided a line item breakdown of how the expected 2009 synergies will be achieved, which will be available as an exhibit to the Current Report on Form 8-K that the company is filing today.

“We have made great strides over the last six weeks and continue to make progress integrating the company and delivering on our promises to customers and stockholders,” said Mel Karmazin, CEO of SIRIUS XM Radio. “We are finding significant cost savings on every line item of the P&L and are beginning to realize these synergies already. SIRIUS XM also continues to be one of the strongest growth stories in media, with pro forma revenue growth of approximately 17% in 2008.”

Today, the company also announced the content line-up for SIRIUS XM’s new “Best of Both” programming options. As part of “Best of Both” programming, most current XM customers will continue to receive their existing XM service, and be able to obtain select SIRIUS programming. Likewise, most current SIRIUS customers will continue to receive their existing SIRIUS service and be able to obtain select XM programming. In addition to their existing service, SIRIUS and XM subscribers will be able to purchase the following channels:

SIRIUS on XM	XM on SIRIUS

Howard 100	NBA*
Howard 101	NHL Home Ice *
Martha Stewart Living Radio	Oprah & Friends
SIRIUS NFL Radio *	The Virus
SIRIUS NASCAR Radio	Public Radio with Bob Edwards
Playboy Radio	College Sports *
PGA Tour

* Sports offerings will also include channels for play-by-play of NBA, NHL, NFL, and College Sports games.

Included on the “Best of” XM on SIRIUS will be such shows as Basketball and Beyond, hosted by Duke and Olympic basketball coach Mike Krzyzewski; Andretti Green, with driver Danica Patrick; 60/20, a sports magazine show by Luke Russert and James Carville; Indy Racing League car races; and games from the top college conferences, including the PAC 10, SEC, Big 10, Big 12, Big East and ACC.

Karmazin stated, “We have been working closely with our content providers since the day the merger closed and have made significant progress in those discussions. The resulting “Best of Both” options we are outlining today represents another step towards fulfilling our promise of more choices and lower prices for our subscribers. We are very excited to begin offering existing and prospective listeners access to even more compelling programming and new packages.”

“Best of Both” programming will be available to satellite radio consumers beginning October 6, 2008 on most existing satellite radios at a monthly cost of $16.99. Also, the company’s full slate of new packages will be available to consumers on Oct. 6, including the opportunity to choose programming on an a la carte basis for the first time ever in subscription media.

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About SIRIUS XM Radio

SIRIUS XM Radio is America’s satellite radio company delivering the “The Best Radio on Radio” to more than 18 million subscribers, including 100% commercial free music, and premier sports, news, talk, entertainment, traffic and weather.

SIRIUS XM Radio has exclusive content relationships with an array of personalities and artists, including Howard Stern, Oprah, Martha Stewart, Jimmy Buffett, Elvis, Jamie Foxx, Barbara Walters, Frank Sinatra, Opie & Anthony, The Grateful Dead, Willie Nelson, Bob Dylan, Dale Earnhardt Jr., Tom Petty, and Bob Edwards. SIRIUS XM Radio is the leader in sports programming as the Official Satellite Radio Partner of the NFL, Major League Baseball, NASCAR, NHL, and PGA Tour, and broadcasts major college sports.

SIRIUS XM Radio has exclusive arrangements with every major automaker. SIRIUS XM Radio products are available at shop.sirius.com and shop.xmradio.com, and at retail locations nationwide, including Best Buy, Circuit City, RadioShack, Target, Sam’s Club, and Wal-Mart.

SIRIUS XM Radio also offers SIRIUS Backseat TV, the first ever live in-vehicle rear seat entertainment featuring Nickelodeon, Disney Channel and Cartoon Network; XM NavTraffic service for GPS navigation systems delivers real-time traffic information, including accidents and road construction, for more than 80 North American markets.

The guidance contained herein are based upon a number of assumptions and estimates that, while considered reasonable by us when taken as a whole, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, the guidance is based upon specific assumptions with respect to future business conditions, some or all of which will change. The guidance, like any forecast, is necessarily speculative in nature and it can be expected that the assumptions upon which the guidance is based will not prove to be valid or will vary from actual results. Actual results will vary from the guidance and the variations may be material. Consequently, the guidance should not be regarded as a representation by us or any other person that the subscribers, synergies, revenue, and adjusted EBITDA will actually be achieved. You are cautioned not to place undue reliance on this information.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving SIRIUS and XM, including potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of SIRIUS’ and XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SIRIUS and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: general business and economic conditions; the performance of financial markets and interest rates; the ability to obtain governmental approvals of the transaction on a timely basis; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of SIRIUS and XM may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and operating costs and business disruption following the merger, including adverse effects on employee retention and on our business relationships with third parties, including manufacturers of radios, retailers, automakers and programming providers. Additional factors that could cause SIRIUS’ and XM’s results to differ materially from those described in the forward-looking statements can be found in SIRIUS’ and XM’s Annual Reports on Form 10-K for the year ended December 31, 2007 and their respective Quarterly Reports on Form 10-Q for the quarter ended June 30, 2008, which are filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and SIRIUS and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

P-SIRI
G-SIRI

Contacts for SIRIUS XM Radio:

Media Relations	Investor Relations

Patrick Reilly	Paul Blalock
212-901-6646	212-584-5174
PReilly@siriusradio.com	PBlalock@siriusradio.com

Kelly Sullivan	Hooper Stevens
Joele Frank, Wilkinson Brimmer Katcher	212-901-6718
212-355-4449	HStevens@siriusradio.com
KSullivan@joelefrank.com